SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2004

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COST-U-LESS, INC.
(Exact name of registrant as specified in its charter)

WASHINGTON (State or other jurisdiction of incorporation or organization)	0-24543 (Commission File Number)	91-1615590 (I.R.S. Employer Identification No.)

3633 136th Place SE, Suite 110
Bellevue, Washington 98006

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (425) 945-0213

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Item 5. Other Events and Regulation FD Disclosure.

     In its July 21, 2004, press release, the Company announced that during the first half of 2005 it intends to relocate its St. Croix store from the west end of the island to a location close to the main trade area in the center of the island. The size of the new store is expected to be approximately 38,000 square feet, a 45% increase in square footage over the current store. The Company recently purchased land for the site of the new building.

     A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

      (c) Exhibits.

Exhibit No.	Description
99.1	Press release of Cost-U-Less, Inc. dated July 21, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cost-U-Less, Inc.

July 22, 2004	By:	/s/ Martin P. Moore
Martin P. Moore, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Cost-U-Less, Inc. dated July 21, 2004